EXHIBIT 5(i)

                 FORM OF INVESTMENT ADVISORY AGREEMENT ON BEHALF
                          OF THE PORTFOLIOS OF THE FUND


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                              WRL SERIES FUND, INC.

                                FORM OF PROPOSED
                          INVESTMENT ADVISORY AGREEMENT


         This Agreement, entered into as of January 1, 1997, is between WRL Series Fund, Inc., a Maryland corporation (referred to herein as the "Fund"), and WRL Investment Management, Inc., a Florida corporation (referred to herein as "WRL Management"), to provide certain investment advisory services with respect to the series of shares of common stock of the Fund.

         The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and consists of more than one series of shares (the "Portfolios"). In managing its Portfolios, the Fund wishes to have the benefit of the investment advisory services of WRL Management and its assistance in performing certain management functions. WRL Management desires to furnish such services to the Fund and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

         1. INVESTMENT ADVISORY SERVICES. In its capacity as investment adviser to the Fund, WRL Management shall have the following responsibilities:

           (a) to furnish continuous advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolios may own or contemplate acquiring from time to time;

           (b) to cause its officers to attend meetings and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Board of Directors and appropriate officers of the Fund fully informed as to the conditions of each investment portfolio of the Portfolios, the investment recommendations of WRL Management, and the investment considerations which have given rise to those recommendations;

           (c) to supervise the purchase and sale of securities of the Portfolios as directed by the appropriate officers of the Fund; and

           (d) to maintain all books and records required to be maintained by the Investment Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, WRL Management hereby agrees: (i) that all records that it maintains for the Fund are the property of the Fund,
           (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, WRL Management may retain copies of such records.

         WRL Management shall pay all expenses incurred in connection with the performance of its responsibilities under this Agreement. It is understood and agreed that WRL Management may, and intends to, enter into Sub-Advisory Agreements with duly registered investment advisers (the "Sub-Advisers") for each Portfolio, under which each Sub-Adviser will, under the supervision of WRL Management, furnish investment information and advice with respect to one or more Portfolios to assist WRL Management in carrying out its responsibilities under this Section 1. The compensation to be paid to each Sub-Adviser for such services and the other terms and conditions under which the services shall be rendered by the Sub-Adviser shall be set forth in the Sub-Advisory Agreement between WRL Management and each Sub-Adviser; provided, however, that such Agreement shall be approved by the Board of Directors and by the holders of the outstanding voting securities of each Portfolio in accordance with the requirements of Section 15 of the 1940 Act, and shall otherwise be subject to, and contain such provisions as shall be required by the 1940 Act.


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         2. OBLIGATIONS OF THE FUND. The Fund shall have the following obligations under this Agreement:

           (a) to keep WRL Management continuously and fully informed as to the composition of each Portfolio's investment securities and the nature of all of its assets and liabilities from time to time;

           (b) to furnish WRL Management with a certified copy of any financial statement or report prepared for each Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made to its shareholders or to any governmental body or securities exchange;

           (c) to furnish WRL Management with any further materials or information which WRL Management may reasonably request to enable it to perform its functions under this Agreement; and

           (d) to compensate WRL Management for its services in accordance with the provisions of Section 3 hereof.

         3. COMPENSATION. For its services under this Agreement, WRL Management is entitled to receive from each Portfolio a monthly fee, payable on the last day of each month during which or part of which this Agreement is in effect, as set forth on Schedule A attached to this Agreement, as it may be amended from time to time in accordance with Section 11 below. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate pro-ration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

         4. EXPENSES PAID BY EACH PORTFOLIO. Nothing in this Agreement shall be construed to impose upon WRL Management the obligation to incur, pay, or reimburse a Portfolio for any expenses. A Portfolio shall pay all of its expenses including, but not limited to:

           (a) all costs and expenses, including legal and accounting fees, incurred in connection with the formation and organization of a Portfolio, including the preparation (and filing, when necessary) of the Portfolio's contracts, plans and documents; conducting meetings of organizers, directors and shareholders, and all other matters relating to the formation and organization of a Portfolio and the preparation for offering its shares. The organization of a Portfolio for all of the foregoing purposes will be considered completed upon effectiveness of the post-effective amendment to the Fund's registration statement to register the Portfolio under the Securities Act of 1933.

           (b) all costs and expenses, including legal and accounting fees, filing fees and printing costs, in connection with the preparation and filing of the post-effective amendment to the Fund's registration statement to register the Portfolio under the Securities Act of 1933 and the 1940 Act (including all amendments thereto prior to the effectiveness of the registration statement under the Securities Act of 1933);

           (c) investment advisory fees;

           (d) any compensation, fees, or reimbursements which the Fund pays to its Directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of the Fund or WRL Management;

           (e) compensation of the Fund's custodian, administrator, registar and dividend disbursing agent;

           (f) legal, accounting and printing expenses;

           (g) other administrative, clerical, recordkeeping and bookkeeping expenses;


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           (h) pricing costs, including the daily calculation of net asset value;

           (i) auditing;

           (j) insurance premiums, including Fidelity Bond Coverage, Error & Ommissions Coverage and Directors and Officers Coverage, in accordance with the provisions of the 1940 Act and the rules thereunder;

           (k) services for shareholders, including allocable telephone and personnel expenses;

           (l) brokerage commissions and all other expenses in connection with execution of portfolio transactions, including interest:

           (m) all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports inconnection therewith;

           (n) costs of certificates and the expenses of delivering such certificates to the purchasers of shares relating thereto;

           (o) expenses of local representation in Maryland;

           (p) fees and/or expenses payable pursuant to any plan of distribution adopted with respect to the Fund in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder;

           (q) expenses of shareholders' meetings and of preparing, printing and distributing notices, proxy statements and reports to shareholders;

           (r) expenses of preparing and filing reports with federal and state regulatory authorities;

           (s) all costs and expenses, including fees and disbursements, of counsel and auditors, filing and renewal fees and printing costs in connection with the filing of any required amendments, supplements or renewals of registration statement, qualifications or prospectuses under the Securities Act of 1933 and the securities laws of any states or territories subsequent to the effectiveness of the initial registration statement under the Securities Act of 1933;

           (t) all costs involved in preparing and printing prospectuses of the Fund;

           (u) extraordinary expenses; and

           (v) all other expenses properly payable by the Fund or the Portfolios.

         5. TREATMENT OF INVESTMENT ADVICE. With respect to the Portfolios, the Fund shall treat the investment advice and recommendations of WRL Management as being advisory only, and shall retain full control over its own investment policies. However, the Directors of the Fund may delegate to the appropriate officers of the Fund, or to a committee of Directors, the power to authorize purchases, sales or other actions affecting the Portfolios in the interim between meetings of the Directors, provided such action is consistent with the established investment policy of the Directors and is reported to the Directors at their next meeting.

         6. BROKERAGE COMMISSIONS. For purposes of this Agreement, brokerage commissions paid by each Portfolio upon the purchase or sale of its portfolio securities shall be considered a cost of securities of the Portfolio and shall be paid by the Portfolio. WRL Management is authorized and directed to place each Portfolio's securities transactions, or to delegate to the Sub-Adviser of that Portfolio the authority and direction to place the Portfolio's securities transactions, only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable price and at reasonable commission rates (best price and execution); provided, however, that WRL Management or the Sub-Adviser, may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if WRL


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Management or the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of WRL Management or the Sub-Adviser. WRL Management and the Sub-Adviser are also authorized to consider sales of individual and group life insurance policies and/or variable annuity contract issued by Western Reserve Life Assurance Co. of Ohio by a broker-dealer as a factor in selecting broker-dealers to execute the Portfolio's securities transactions, provided that in placing portfolio business with such broker-dealers, WRL Management and the Sub-Adviser shall seek the best execution of each transaction and all such brokerage placement shall be consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Fund shall retain the right to direct the placement of all securities transactions of the Portfolios, and the Directors may establish policies or guidelines to be followed by WRL Management and the Sub-Advisers in placing securities transactions for each Portfolio pursuant to the foregoing provisions. WRL Management shall report on the placement of portfolio transactions each quarter to the Directors of the Fund.

         7. LIMITATION ON EXPENSES OF THE PORTFOLIOS. If the insurance or securities laws, regulations or policies of any state in which shares of the Portfolios are qualified for sale limit the operation and management expenses (collectively referred to as "Normal Operating Expenses" and as described below), WRL Management will pay on behalf of the Portfolios the amount by which such expenses exceed the lowest of such state limitations (the "Expense Limitation"). Normal Operating Expenses include, but are not limited to, the fees of the Portfolios' investment adviser, the compensation of its custodian, registrar, auditors and legal counsel, printing expenses, expenses incurred in complying with all laws applicable to the sale of shares of the Portfolios and any compensation, fees, or reimbursement which the Portfolios pay to Directors of the Fund who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of WRL Management, but excluding all interest and all federal, state and local taxes (such as stamp, excise, income, franchise and similar taxes). If Normal Operating Expenses exceed in any year the Expense Limitation of the Fund, WRL Management shall pay for those excess expenses on behalf of the Portfolios in the year in which they are incurred. Expenses of the Portfolios shall be calculated and accrued monthly. If at the end of any month the accrued expenses of the Portfolios exceed a pro rata portion of the above-described Expense Limitation, based upon the average daily net asset value of the Portfolios from the beginning of the fiscal year through the end of the month for which calculation is made, the amount of such excess shall be paid by WRL Management on behalf of the Portfolios and such excess amounts shall continue to be paid until the end of a month when such accrued expenses are less than the pro rata portion of such Expense Limitation. Any necessary final adjusting payments, whether from WRL Management to the Portfolios or from the Portfolios to WRL Management, shall be made as soon as reasonably practicable after the end of the fiscal year.

         8. TERMINATION. This Agreement may be terminated at any time, without penalty, by the Directors of the Fund or by the shareholders of each Portfolio acting by vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) provided in either case that 60 days' written notice of termination be given to WRL Management at its principal place of business. This Agreement may be terminated by WRL Management at any time by giving 60 days' written notice of termination to the Fund, addressed to its principal place of business.

         9. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the 1940
Act) of this Agreement.

         10. TERM. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term ending January 1, 1999 and shall continue in effect from year to year thereafter provided such continuance is specifically approved at least annually by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

         11. AMENDMENTS. This Agreement may be amended only with the approval of the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of Directors of the Fund who


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are not parties hereto or interested persons (as that phrase is defined in
Section 2(a)(19) of the 1940 Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

         12. PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties hereto and supersedes in its entirety any and all previous agreements between the parties relative to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ATTEST:                                 WRL SERIES FUND, INC.



________________________                By:______________________________
Assistant Vice President                   Chairman of the Board and President
and Assistant Secretary


ATTEST:                                 WRL INVESTMENT MANAGEMENT, INC.



________________________                By: _____________________________
Assistant Vice President                    President and Treasurer
and Assistant Secretary


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                                   SCHEDULE A


                                                   PERCENTAGE OF MONTHLY
PORTFOLIO                                          AVERAGE DAILY NET ASSETS
---------                                          ------------------------

Growth                                                      0.80%
Bond                                                        0.50%
Global                                                      0.80%
Money Market                                                0.40%
Short-to-Intermediate Government                            0.60%
Emerging Growth                                             0.80%
Equity-Income                                               0.80%
Balanced                                                    0.80%
Aggressive Growth                                           0.80%
Utility                                                     0.75%
Tactical Asset Allocation                                   0.80%
Value Equity                                                0.80%
C.A.S.E. Growth                                             0.80%
C.A.S.E. Growth & Income                                    0.80%
C.A.S.E. Quality Growth                                     0.80%
Meridian/INVESCO Global Sector                              1.10%
Meridian/INVESCO US Sector                                  1.10%
Meridian/INVESCO Foreign Sector                             1.10%
International Equity                                        1.00%
U.S. Equity                                                 0.80%